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                                                                    EXHIBIT 3.1


                            CMS NOMECO OIL & GAS CO.

                                RESTATED BYLAWS



ARTICLE I:  LOCATION OF OFFICES

    Section 1 - Registered Office:  The registered office of CMS NOMECO Oil
    & Gas Co. (the "Company") shall be at such place in the City of Jackson, County of Jackson, Michigan, or elsewhere in the State of Michigan, as the Board of Directors may from time to time designate.

    Section 2 - Other Offices: The Company may have and maintain other offices within or without the State of Michigan.

ARTICLE II:  CORPORATE SEAL

    Section 1 - Corporate Seal: The Company shall have a corporate seal bearing the name of the Company. The form of the corporate seal may be altered by the Board of Directors.

ARTICLE III:  FISCAL YEAR

    Section 1 - Fiscal Year: The fiscal year of the Company shall begin with the first day of January and end with the thirty-first day of December of each year.

ARTICLE IV:  SHAREHOLDERS' MEETINGS

    Section 1 - Annual Meeting: An annual meeting of the shareholders for election of directors and for such other business as may come before the meeting shall be held at the registered office of the Company or at such other place within or without the State of Michigan, at 10:30 o'clock A.M., Eastern Daylight Saving Time, or at such other time on the third Thursday in April of
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    each year, or upon such other day within sixty days thereafter, in each case as the Board of Directors may designate.

    Section 2 - Special Meetings: Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board or the President. Such meeting shall be held at the registered office of the Company or at such other place within or without the State of Michigan as the Board of Directors may designate.

    Section 3 - Notices: Except as otherwise provided by law, written notice of any meeting of the shareholders shall be given, either personally or by mail, to shareholders entitled to vote at such meeting, not less than ten days nor more than sixty days prior to the date of the meeting, at their last known address as the same appears on the stock records of the Company. Such notice shall specify the time and place of holding the meeting, the purpose or purposes for which such meeting is called, and the record date fixed for the determination of shareholders entitled to notice of and to vote at such meeting. The Board of Directors shall fix a record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders, which record date shall not be more than sixty days nor less than ten days before the date of the meeting. When a record date has been so fixed by the Board, such record date shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the purposes of the adjourned meeting.

    No notice of an adjourned meeting shall be necessary if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting only such business may be transacted as might have been transacted at the original meeting. If, after an adjournment, the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting, in conformity with the provisions of the first paragraph of this Section 3, shall be given to each shareholder of record as of the new record date entitled to vote at the adjourned meeting.
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    Section 4 - Quorum:  Except as otherwise provided by law or by the
    Articles of Incorporation, the holders of the shares of stock of the Company entitled to cast a majority of the votes at a meeting shall constitute a quorum for the transaction of business at the meeting, but a lesser number may convene any meeting and, by a majority vote of the shares present at the meeting, may adjourn the same from time to time until a quorum shall be present.

    Section 5 - Voting: Shareholders may vote at all meetings in person or by proxy in writing, but all proxies shall be filed with the Secretary of the meeting before being voted upon.

    Subject to the provisions of the Articles of Incorporation of the Company, at all meetings of the shareholders of the Company each shareholder shall be entitled on all questions to one vote for each share of stock held by such holder, and a majority of the votes cast by the holders of shares entitled to vote thereon shall be sufficient for the adoption of any question presented, unless otherwise provided by law or by the Articles of Incorporation of the Company.

    Section 6 - Action Without Meeting: Any action required or permitted under law to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

ARTICLE V:  DIRECTORS

    Section 1 -    Number of Directors:  The number of directors which
    shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than three nor more than twelve. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors.
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    Section 2 - Election:  The directors shall be elected at the annual meeting of shareholders by such shareholders as have the right to vote on such election. Directors need not be shareholders of the Company.

    Section 3 - Term of Office: Subject to the provisions of the Articles of Incorporation of the Company, and unless otherwise provided by law, the directors shall hold office from the date of their election until the next succeeding annual meeting and until their successors are elected and qualified, and until their resignation or removal.

    Section 4 - Vacancies: Any vacancy or vacancies on the Board of Directors arising from any cause may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board. An increase in the number of members shall be construed as creating a vacancy.

    Section 5 - Fees: Except as otherwise provided by law, the Board of Directors, by affirmative vote of a majority of directors then in office, may establish reasonable compensation of directors for services to the Company as directors, and may from time to time review and adjust such compensation in an amount the Board may deem reasonable.

ARTICLE VI:  DIRECTORS' MEETINGS

    Section 1 - Organization Meeting: As soon as possible after their election, the Board of Directors shall meet and organize and they may also transact such other business as may be presented.

    Section 2 - Other Meetings:  Meetings of the Board of Directors may be
    held at any time upon the call of the Secretary or Assistant Secretary made at the direction of the Chairman of the Board, the President, an Executive Vice President or two directors.
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    Section 3 - Place of Meeting:  All meetings of the Board of Directors may be held within or without the State of Michigan.

    Section 4 - Notice: A reasonable notice of all meetings of the Board of Directors, in writing or otherwise, shall be given to each director or sent to the director's residence or place of business; provided that no notice shall be required for any organization meeting if held on the same day as the shareholders' meeting at which the directors were elected.

    No notice of the holding of an adjourned meeting shall be necessary.

    Notice of all meetings shall specify the time and place of holding the meeting and, unless otherwise stated, any and all business may be transacted at such meeting.

    Notice of the time, place and purpose of any meeting may be waived in writing, either before or after the holding thereof.

    Section 5 - Quorum: At all meetings of the Board of Directors a majority of the Board then in office shall constitute a quorum, but a majority of the directors present may convene and adjourn any such meeting from time to time until a quorum shall be present.

    Section 6 -  Reliance upon Records:  Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Company, or any other facts pertinent to the existence
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    and amount of surplus or other funds from which dividends might property be declared and paid, or with which the Company's capital stock might properly be purchased or redeemed.

    Section 7 - Voting: All questions coming before any meeting of the Board of Directors for action shall be decided by a majority vote of the directors present at such meeting, unless otherwise provided by law or by these Bylaws.

    Section 8 - Participation by Communications Equipment: A director or a member of a Committee designated by the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at the meeting.

    Section 9 - Action Without Meeting: Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or a Committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of the Committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board or Committee, and the consents shall have the same effect as a vote of the Board or Committee for all purposes.

ARTICLE VII:  EXECUTIVE AND OTHER COMMITTEES

    Section 1 - Number and Qualifications:  By resolution passed by a majority of the Board, the Board of Directors may from time to time designate one or more of their number to constitute an Executive or any other Committee of the Board, as the Board of Directors may from time to time determine to be desirable, and may fix the number of and designate the Chairman of each such Committee. Except as otherwise provided by law, the powers of each such Committee shall be as defined in the resolution or resolutions of the Board of Directors relating to the authorization of such Committee, and may include, if such resolution or resolutions so
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    provide, the power and authority to declare a dividend or to authorize the issuance of shares of stock of the Company.

    Section 2 - Appointment: The appointment of members of each such Committee, or other action respecting any Committee, may take place at any meeting of the Board of Directors.

    Section 3 - Term of Office: The members of each Committee shall hold office at the pleasure of the Board of Directors.

    Section 4 - Vacancies: Any vacancy or vacancies in any such Committee arising from any cause shall be filled by the Board of Directors. The Board may designate one or more directors to serve as alternate members of a Committee, who may replace an absent or disqualified member at a meeting of a Committee; provided, however, in the absence or disqualification of a member of a Committee, the members of the Committee present at a meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act in the place of the absent or disqualified member.

    Section 5 - Fees: Except as otherwise provided by law, the Board of Directors, by affirmative vote of a majority of directors then in office, may establish reasonable compensation of directors for services to the Company on Committees of the Board, and may from time to time review and adjust such compensation in an amount the Board may deem reasonable.

    Section 6 - Minutes: Except as otherwise determined by the Board of Directors, each such committee shall make a written report or recommendation following its meetings or keep minutes of all its meetings.

    Section 7 - Quorum:  At all meetings of any duly authorized Committee of the Board of Directors, a majority of the members of such Committee shall constitute a quorum but a majority of the members present may convene and adjourn any such meeting from time to time
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    until a quorum shall be present; provided, that with respect to any
    Committee of the Board other than the Executive Committee, if the membership of such Committee is four or less, then two members of such Committee shall constitute a quorum and one member may convene and adjourn any such meeting from time to time until a quorum shall be present.

ARTICLE VIII:  OFFICERS

    Section 1 - Election: The officers of the Company shall be elected annually at the organization meeting of the Board of Directors, provided that any officer not elected at such meeting may be elected at any succeeding meeting of the directors. The Board shall elect a Chairman of the Board, a President, a Secretary and a Treasurer, and if the Board so determines, such other officers as the Board of Directors may from time to time determine and as may be deemed necessary, who shall have such duties and authority not inconsistent herewith, as may be prescribed by resolution of the Board of Directors. Any two or more of such offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, by the Articles of Incorporation of the Company, or by these Bylaws to be executed, acknowledged or verified by two or more officers.

    Section 2 - Qualifications: The Chairman of the Board, Vice Chairmen, if any, and the President shall be chosen from among the Board of Directors.

    Section 3 - Vacancies: Any vacancy or vacancies among the officers arising from any cause shall be filled by the Board of Directors. In case of the absence of any officer of the Company or for any other reason the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, in whole or part, of any officer to any other officer or to any director.
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    Section 4 - Term of Office:  Each officer of the Company shall hold office until his successor is elected and qualified, or until his resignation or removal. Any officer elected by the Board of Directors may be removed by the Board with or without cause.

    Section 5 - Compensation: The compensation of the officers shall be fixed by the Board of Directors.

ARTICLE IX:  AGENTS

    Section 1 - Resident Agent: The Company shall have and continuously maintain a resident agent, which may be either an individual resident in the State of Michigan whose business office is identical with the Company's registered office or a Michigan corporation or a foreign corporation authorized to transact business in Michigan and having a business office identical with the Company's registered office. The Board of Directors shall appoint the resident agent.

    Section 2 - Other Agents: The Board of Directors may appoint such other agents as may in their judgment be necessary for the proper conduct of the business of the Company.

ARTICLE X:  POWERS AND DUTIES

    Section 1 - Directors: The business and affairs of the Company shall be managed by the Board of Directors and it shall have and exercise all of the powers and authority of the Company except as otherwise provided by law, by the Articles of Incorporation of the Company or by these Bylaws.

    Section 2 - Executive Committee:  In the interim between meetings of the Board of Directors, the Executive Committee shall have and exercise all the powers and authority of the Board of Directors except as otherwise provided by law. The Executive Committee shall meet from time to time on the call of the Chairman of the Board or the Chairman of the Committee.
    The Secretary shall keep minutes in sufficient detail to advise fully the Board of Directors of the
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    actions taken by the Committee and shall submit copies of such minutes to the Board of Directors for its approval or other action at its next meeting.

    Section 3 - Chairman of the Board: The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors; shall perform and do all acts and things incident to the position of Chairman of the Board; and perform such other duties as may be assigned from time to time by the Board of Directors.

    Unless otherwise provided by the Board, the Chairman of the Board shall have full power and authority on behalf of the Company to execute any shareholders' consents and to attend and act and to vote in person or by proxy at any meetings of shareholders of any corporation in which the Company may own stock and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Company might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

    Section 4 - Vice Chairman: A Vice Chairman, if any, shall perform such of the duties of the Chairman of the Board or the President on behalf of the Company as may be respectively assigned from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board or the President; and in the absence of both the Chairman of the Board and the President, shall preside at meetings of directors and at meetings of shareholders.

    Section 5 - President: The President of the Company shall be the chief executive officer of the Company and, subject to the supervision of the Board of Directors, shall have general charge of the business and affairs of the Company; shall perform all acts and things incident to the position of President; and perform such other duties as may be assigned from time to time by the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at meetings of directors and at meetings of shareholders.

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    Section  6 - Vice Presidents:  The Vice Presidents shall perform such of the duties of the President on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President. In the absence or inability to act of the President, a Vice President designated by the Board of Directors or President shall have and exercise all the powers of the President. The Board of Directors or Executive Committee may designate one or more of the Vice Presidents as Executive Vice President or Senior Vice President.

    Section 7 - General Counsel: The General Counsel shall have charge of all matters of a legal nature involving the Company.

    Section 8 - Secretary: The Secretary shall act as custodian of and record the minutes of all meetings of the Board of Directors, of the shareholders and of any committees of the Board of Directors which keep formal minutes; shall attend to the giving and serving of all notices of the Company; shall prepare or cause to be prepared the list of shareholders required to be produced at any meeting; and shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix or cause to be affixed the seal of the Company thereto and to all certificates or shares of the capital stock. The Secretary shall have charge of the stock records of the Company and such other books and papers as the Board of Directors, the Chairman of the Board or the President may direct; and in general, perform all the duties of Secretary, subject to the control of the Board of Directors, the Chairman of the Board and the President.

    Section  9 - Treasurer:  It shall be the duty of the Treasurer to have the care and custody of all the funds and securities of the Company, including the investment thereof, which may come into the Treasurer's hands, and to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Treasurer may designate, and endorse all commercial documents requiring endorsements for or on behalf of the Company. The Treasurer shall render an account of transactions to the Board of Directors as often as the
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    Board shall require the same; and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, the Chairman of the Board and the President.

    Section 10 - Controller: Subject to the control of the Board of Directors, the President and the Vice President having general charge of accounting, the Controller, if any, shall have charge of the supervision of the accounting system of the Company, including the preparation and filing of all tax returns and financial reports required by law to be made to any and all public authorities and officials; and shall perform such other duties as may be assigned, from time to time, by the Board of Directors, the President, or the Vice President having general charge of accounting.

    Section 11 - Assistant Secretaries and Assistant Treasurers: An Assistant Secretary or an Assistant Treasurer shall, in the absence or inability to act or at the request of the Secretary or Treasurer, respectively, perform the duties of the Secretary or Treasurer, respectively; and shall perform such other duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board or the President. The performance of any such duty shall be conclusive evidence of their right to act.

ARTICLE XI:  STOCK

    Section 1 - Stock Certificates:  The shares of stock of the company shall be represented by certificates which shall be numbered and shall be entered on the stock records of the Company and registered as they are issued. Each certificate shall state on its face that the Company is formed under the laws of Michigan, the name of the person or persons to whom issued, the number and class of shares and the designation of the series the certificate represents, and the par value, if any, of each share represented by the certificate; shall be signed by the Chairman of the Board, the President or one of the Vice Presidents and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the corporate seal of the Company or a facsimile thereof. When such certificates are countersigned by a transfer agent or registered by a registrar, the signatures of any such Chairman of the Board, President, Vice
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    President, Treasurer, Assistant Treasurer, Secretary or Assistant
    Secretary may be facsimiles. In case any officer, who shall have signed or whose facsimile signature shall have been placed on any such certificate, shall cease to be such officer of the Company before such certificate shall have been issued by the Company, such certificate may nevertheless be issued by the Company with the same effect as if the person, who signed such certificate or whose facsimile signature shall have been placed thereon, were such officer of the Company at the date of issue.

    Each certificate shall set forth on its face or back or state that the Company will furnish to a shareholder upon request and without charge a full statement of the designations, relative rights, preferences and limitations of the shares of stock of each class authorized to be issued and of each series so far as the same have been prescribed and the authority of the Board of Directors to designate and prescribe the relative rights, preferences and limitations of other series.

    Section 2 - Stock Records: The shares of stock of the Company shall be transferable only on the stock records of the Company in person or by proxy duly authorized and upon surrender and cancellation of the old certificates therefor.

    The Board of Directors may fix a date preceding the date fixed for any meeting of shareholders or any dividend payment date or the date for the allotment of rights or the date when any change, conversion or exchange of stock shall go into effect or the date for any other action, as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting, to receive payment of such dividend or to receive such allotment of rights or to exercise such rights in respect of any such change, conversion or exchange of stock or to take such other action, as the case may be, notwithstanding any transfer of shares on the records of the Company or otherwise after any such record date fixed as aforesaid.
    The record date so fixed by the Board shall not be more than sixty nor less than ten days before the date of the meeting of the shareholders, nor more than sixty days before any other action. If the Board of Directors does not fix a date of record, as aforesaid, the record date shall be as provided by law.
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    Section 3 - Stock:  The designations, relative rights, preferences, limitations and voting powers, or restrictions, or qualifications of the shares of the Company's stock shall be as set forth in the Articles of Incorporation of the Company.

    Section 4 - Replacing Certificates: In case of the alleged loss, theft or destruction of any certificate of shares of stock and the submission of proper proof thereof, a new certificate may be issued in lieu thereof upon delivery to the Company by the owner or legal representative of a bond of indemnity against any claim that may be made against the Company on account of such alleged lost, stolen or destroyed certificate or such issuance of a new certificate.

ARTICLE XII:  DIVIDENDS AND DISTRIBUTIONS

    Section 1 - Declaration and Payment: Subject to the provisions of applicable law and the Articles of Incorporation of the Company, the Board of Directors may from time to time declare and pay dividends, or make other distributions, on its outstanding shares of stock.

ARTICLE XIII:  AUTHORIZED SIGNATURES

    Section 1 - Authorized Signatures: All checks, drafts and other negotiable instruments issued by the Company shall be made in the name of the Company and shall be signed manually or by facsimile by such one of the officers of the Company or by such other person as the Chairman of the Board may from time to time designate.

    Section 2 - Contracts, Conveyances, Etc.: The Board of Directors shall have the power to designate the officers and agents who shall have authority to execute any instrument on behalf of the Company. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the Chairman of the Board, the President or any Vice President may execute the same in the name of and on behalf of this Company.
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ARTICLE XIV:  FIDELITY BONDS

    Section 1 - Officers' and Employees' Bonds: The officers and employees of the Company shall give bonds for the faithful discharge of their respective duties in such form and for such amounts as may be directed by the Board of Directors.

ARTICLE XV:  INDEMNIFICATION AND INSURANCE

    Section 1 - Indemnification: The Company shall indemnify its directors, officers and employees to the full extent permitted by law as provided in the Articles of Incorporation of the Company.

    Section 2 - Insurance: The Company may purchase and maintain liability insurance on behalf of its directors, officers or employees to the full extent permitted by law.

ARTICLE XVI:  AMENDMENTS

    Section 1 - Amendments, How Effected: These Bylaws may be amended or repealed, or new Bylaws may be adopted, either by the majority vote of the votes cast by the shareholders entitled to vote thereon or by the majority vote of the directors then in office at either a regular or special meeting.

These Restated Bylaws have been duly adopted by the shareholders of CMS NOMECO Gas & Oil Co. on the _____ day of October, 1995.

                                         _______________________________________
                                         Paul E.  Geiger